EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On October 25, 2017, Bravatek Solutions, Inc. (“Bravatek” or the “Corporation”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Johnny Bolton (the “Seller”), the owner of HelpComm, Inc. (“HelpComm”), a telecom construction services corporation located in Manassas, Virginia, to purchase HelpComm from the Sellers in exchange for $25,000 of cash and 100,000 shares of Series D Convertible Preferred Stock (the “Acquisition”). Each share of Series D Convertible Preferred Stock is convertible into a number of shares of Company common stock equal to $24.00 divided by the volume-weighted average price of the common stock as reported on OTCMarkets.com on the trading day immediately preceding conversion.

On January 12, 2018, the Company and the Seller, entered into an Amended and Restated Stock Purchase Agreement (the “Amended Agreement”), amending the Stock Purchase Agreement to (i) add Johnathan Bolton (“Jonathan”) as a seller (the seller and Jonathan are referred to as the “Sellers”) of HelpComm, (ii) add an option to purchase pursuant to which the Corporation shall have the right to purchase 8760, LLC, a Virginia limited liability company (“8760, LLC”), for $100.00 at any time in the Corporation’s discretion, (iii) update certain exhibits and schedules to the Stock Purchase Agreement, and (iv) make the effective date of the Acquisition January 1, 2018.

Pursuant to the Amended Agreement, the Corporation agreed to purchase from the Sellers all of the issued and outstanding shares of stock of HelpComm effective as of January 1, 2018, in consideration of the payment of $25,000 to the Sellers and the issuance of 100,000 shares of Series D Preferred Stock of the Corporation to the Sellers, and the Corporation acquired the option to purchase 8760, LLC for $100.00. The entity 8760, LLC owns the real property from which HelpComm operates its business, and is subject to loan agreements, guaranteed by the Small Business Administration, which prohibit (i) any express change of ownership of 8760, LLC, or (ii) any disposition of 8760, LLC assets, including any real property, prior to repayment of the loans.

Based on the fair value of the 100,000 shares of Series D Convertible Preferred Stock of $1,564,319, the 8760, LLC purchase option and the $25,000 cash, the total consideration of the Acquisition is valued at $1,589,319.

The total purchase price of $1,589,319 has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the Acquisition based on preliminary estimated fair values as of the completion of the Acquisition. These allocations reflect various preliminary estimates that are available at the time of this Current Report on Form 8-K/A and are subject to change as the valuation is finalized.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2017, gives effect to the transaction as if the Acquisition had occurred on December 31, 2017, and the unaudited pro forma condensed consolidated statement of operation for the year ended December 31, 2017, gives effect to the transaction as if the Acquisition had occurred on January 1, 2017.

The unaudited pro forma condensed financial information includes adjustments which are preliminary and may be revised. There can be no assurances that such revisions (if any) will not result in material changes. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of results that have occurred or that may occur in the future had the transaction been completed on the dates indicated, nor is it necessarily indicative of the future operating results or financial position of Bravatek after the Acquisition.

The unaudited pro forma condensed consolidated financial information should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly reports on Form 10-Q, and HelpComm’s historical information, included herein.

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BRAVATEK SOLUTIONS, INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2017

			ProForma		Pro Forma
	Bravatek	HELPCOmm	Adjustments	Notes	Consolidated
ASSETS
CURRENT ASSETS:
Cash	$189,357	$46,910	$-		$236,267
Accounts receivable	54,897	386,964	-		441,861
Prepaid and other assets	52,104	-	(25,000)	(a)	27,104
TOTAL CURRENT ASSETS	296,357	433,874	(25,000)		705,231

Property and equipment, net	23,288	171,714			195,002
Other assets, net	157,276	292,995	(24,756)	(d)	425,515
Intangible assets, net	-	-	1,898,548	(a) (c)	1,898,548
Goodwill	-	-	472,313	(a)	472,313
TOTAL ASSETS	$476,921	$898,583	$2,321,105		$3,696,609

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Revolving line of credit	$-	$415,489	$-		$415,489
Notes payable	830,788	63,284	-		894,072
Conertible notes payable, net of discounts	750,240	-	-		750,240
Bank term loans	-	104,900	-		104,900
Shareholder advances, related party	-	19,554	-		19,554
Capital leases payable, current portion	-	21,733	-		21,733
Accounts payable and accrued liabilities	389,200	772,247	-		1,161,447
Accounts payable, related party	-	-	-		-
Accrued interest	229,967	-	-		229,967
Derivative liailities	5,331,567	-	-		5,331,567
Deferred revenue	-	24,756	(24,756)	(d)	-
TOTAL CURRENT LIABILITIES	7,531,762	1,421,962	(24,756)		8,928,968

LONG- TERM LIABILITIES:
Notes payable, net of current portion	-	69,984	-		69,984
Capital leases payable, net of current portion	-	1,599	-		1,599
Bank term loans, net of current portion	-	217,844	-		217,844
TOTAL LONG-TERM LIABILITIES	-	289,427	-		289,427

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
Series A convertible preferred stock 5,000,000 shares authorized; par value $0.0001, -0- shares issued and outstanding	-	-	-		-
Series B preferred stock 350,000 shares authorized; par value $0.0001, 264,503 shares issued and outstanding	26	-	-		26
Series C preferred stock 1,000,000 shares authorized; par value $0.0001, 319,768 shares issued and outstanding	32	-	-		32
Series D convertible preferred stock 100,000 shares authorized; par value $0.0001, 100,000 shares issued and outstanding (pro forma)	-	-	1,564,319	(a)	1,564,319
Common stock (10,000,000,000 shares authorized; no par value; 8,040,670,036 shares issued and outstanding	5,385,977	1,984	(1,984)	(b)	5,385,977
Common stock to be issued, 118,560,494 shares issuable	66,917	-	-		66,917
Additional paid in capital	18,291,657	(1,265,342)	1,258,834	(a) (b)	18,285,149
Retained earnings	(30,799,450)	450,552	(475,308)	(b) (c) (d)	(30,824,206)
TOTAL STOCKHOLDERS' DEFICIT	(7,054,841)	(812,806)	2,345,861		(5,521,786)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$476,921	$898,583	$2,321,105		$3,696,609

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

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BRAVATEK SOLUTIONS, INC.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECMEBER 31, 2017

			Pro Forma		Pro Forma
	Bravatek	HELPCOmm	Adjustments	Notes	Consolidated
REVENUES
Sales, related party	$64,897	$-	$(14,897)	(d)	$50,000
Sales, other	-	3,990,670	-		3,990,670
Total sales	64,897	3,990,670	(14,897)		4,040,670
Cost of services	5,450	3,188,835	(14,897)	(d)	3,191,075
GROSS PROFIT	59,447	801,835	-		849,595

OPERATING EXPENSES
Management fees and expenses, related parties	202,955	188,931	-		391,886
Wages and employee expenses	-	169,343	-		169,343
Rent, related party	-	134,798	-		134,798
Truck and vehicle expense	-	162,097	-		162,097
Insurance	-	154,053	-		154,053
General and administrative	77,181	208,165	-		285,346
Research and development	7,738	-	-		7,738
Professional fees	258,542	-	-		258,542
Amortization and depreciation	204,718	100,369	165,306	(c) (d)	470,393
TOTAL OPERATING EXPENSES	751,134	1,117,756	165,306		2,034,196

OPERATING LOSS	(691,687)	(315,921)	(165,306)		(1,172,913)

OTHER INCOME (EXPENSES)
Interest expense	(330,125)	(183,245)	-		(513,370)
Interest expense related party	(8,805)	-	-		(8,805)
Other income	1,000	209,410	(175,244)	(d)	35,166
Loss on fair value of derivatives	(9,066,078)	-	-		(9,066,078)
Loss on extinguishment of debt	(68,138)	-	-		(68,138)
Amortization of debt discount	(1,273,116)	-	-		(1,273,116)
TOTAL OTHER INCOME (EXPENSES)	(10,745,262)	26,165	(175,244)		(10,894,341)

LOSS BEFORE INCOME TAXES	(11,436,949)	(289,756)	(340,550)		(12,067,255)

INCOME TAXES	-	-	-		-

NET LOSS	$(11,436,949)	$(289,756)	$(340,550)		$(12,067,255)

LOSS PER SHARE	$(0.00)				$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	5,475,438,020				5,475,438,020

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

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NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

GIVING EFFECT TO THE ACQUISITION

1.	Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed consolidated financial statements are based on Bravatek’s historical condensed financial statements and HelpComm’s historical condensed financial statements as adjusted to give effect to the acquisition of HelpComm by Bravatek. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2017 gives effect to the acquisition of HelpComm as if it had occurred on January 1, 2017. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2017 gives effect to the acquisition of HelpComm as if it occurred on December 31, 2017.

The unaudited pro forma condensed consolidated financial statements do not necessarily reflect what the consolidated company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the consolidated company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of reasons.

Bravatek has prepared the unaudited pro forma condensed consolidated financial statements using the acquisition method of accounting under existing U.S. GAAP, with Bravatek as the acquirer in the transaction for accounting purposes. Under the acquisition method of accounting, assets acquired and liabilities assumed are recorded at fair value as of the date of acquisition. Bravatek has based the underlying tangible and intangible assets acquired and liabilities assumed on their respective fair market values, with excess purchase price allocated to goodwill and other intangible assets. Bravatek has measured the assets and liabilities of HelpComm based on various preliminary estimates and will revise them as Bravatek completes its valuation work.

The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial statements prepared in accordance with the rules and regulations of the SEC. Bravatek will complete the purchase price allocation after completing the valuation of HelpComm’s assets and liabilities at the level of detail necessary to finalize the purchase price allocation. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the unaudited pro forma condensed consolidated financial statements and the consolidated company’s future results of operations and financial position.

In order to prepare the unaudited pro forma condensed consolidated financial statements, Bravatek performed a preliminary review of HelpComm’s accounting policies and did not identify any significant differences. Bravatek is in the process of finalizing the review of HelpComm’s accounting policies to determine if differences in accounting policies require further adjustment or reclassification of HelpComm’s results of operations, assets or liabilities to conform to Bravatek’s accounting policies and classifications. As a result of that review, Bravatek may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed consolidated financial statements.

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2.	Preliminary Purchase Price Allocation

The following table summarizes the preliminary purchase price allocation of the fair value of assets acquired and liabilities assumed in the acquisition:

Purchase Price Allocation
Fair value of consideration for Acquisition	$1,589,319
Liabilities assumed	1,668,438
Total purchase price	$3,257,757
Assets acquired	$886,895
Intellectual Property/Technology	391,600
Customer Base	961,000
Tradenames and Trademarks	431,300
Non- compete agreements	37,200
Option to buy building	77,448
Goodwill	472,314
$3,257,757

Goodwill represents the amount by which the estimated consideration transferred exceeds the historical costs of the HelpComm assets Bravatek acquired and the liabilities Bravatek assumed. Bravatek will not amortize the goodwill but will instead test the goodwill for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment.

3.	Pro Forma Adjustments

(a)	Reflects the consideration Bravatek paid for the acquisition of HelpComm consisting of: 100,000 shares of Series D Convertible Preferred Stock and $25,000 cash (previously paid).

(b)	Elimination of HelpComm’s historical equity accounts

(c)	Reflects the recognition of the amortization on the estimated fair value of HelpComm’s intangible assets as stated above.

The following table provides their related average estimated useful lives:

Intangible Asset	Life in Years
Intellectual Property/Technology	10
Customer Base	5
Tradenames and Trademarks	5
Option to purchase building	5
Non- compete agreements	5

The fair value of HelpComm’s identifiable intangible assets was estimated primarily using the income approach which requires an estimate or forecast of all the expected future cash flows, either through the use of the relief-from-royalty method or the multi-period excess earnings method. Bravatek will record amortization expense assuming a straight-line basis over the expected life of the finite lived intangible assets, which approximates expected future cash flows.

(d)	To eliminate activity between Bravatek and HelpComm during the year ended December 31, 2017.

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